                            Exhibit 99.1

Custom Truck One Source, Inc. Reports Combined 27% Revenue Increase for Second Quarter 2021
KANSAS CITY, MO, August 12, 2021 – Custom Truck One Source, Inc. (NYSE: CTOS, “CTOS” or the “Company”), a leading provider of specialty equipment to the electric utility, telecom, rail and other infrastructure-related end markets, today reported financial results for its second quarterly period ended June 30, 2021.
On April 1, 2021, the Company, formerly known as Nesco Holdings, Inc. ("Nesco Holdings"), through its subsidiary, closed on the acquisition of Custom Truck One Source, L.P. ("Custom Truck LP") (the "Acquisition"). The Acquisition creates a leading, one-stop shop for specialty equipment serving highly attractive and growing infrastructure end markets, including electric utility transmission and distribution ("T&D"), telecom, rail and other national infrastructure initiatives. Our reported results include Custom Truck LP only for the period subsequent to the Acquisition. We also provide key operational metrics on a combined basis, pro forma combined results of operations (excluding results of operations at the segment level) for the three months ended June 30, 2020 and the six month periods ended June 30, 2020 and June 30, 2021 in accordance with Article 11 of Regulation S-X, and combined results of operations by segment, assuming the Acquisition had occurred on January 1, 2020. We believe such combined information is a better representation of how the combined company has performed over time.
Following the transaction, we have expanded our reporting segments from two segments to three segments. The Equipment Rental Solutions ("ERS") segment encompasses our core rental business, inclusive of sales of rental equipment to our customers. The Truck and Equipment Sales ("TES") segment encompasses our specialized truck and equipment production and sales activities. Finally, the Aftermarket Parts and Services ("APS") segment encompasses sales of parts, tools and other supplies to our customers, as well as our aftermarket repair service operations.
CTOS Second Quarter Highlights
Custom Truck LP's results are included in the below summary only beginning on April 1, 2021.

•Closed on the Acquisition
•New senior secured asset-based credit facility and senior secured second lien notes reduced weighted average interest rate on senior debt to 4.4% from 7.7%
•Total revenue of $375.1 million compared to $68.5 million for second quarter 2020, including $247.7 million in equipment sales compared to $10.4 million for second quarter 2020
•Net loss of $129.4 million, including $61.7 million in debt extinguishment charges, $24.6 million in transaction and integration related expenses and purchase accounting inventory mark-up amortization of $9.4 million, compared to $13.2 million in second quarter 2020
•Adjusted EBITDA of $70.2 million, after expensing $8.4 million of charges primarily related to increased reserves of leasing receivables and inventories, compared to $26.2 million in second quarter 2020
•Cash flow from operating activities of $57.2 million, or $11.5 million including net repayments on non-trade floorplan financing, for the six months ended June 30, 2021, compared to $19.7 million for the six months ended June 30, 2020
•Reduced borrowings on the ABL Facility by $30.0 million

CTOS Second Quarter 2021 Compared To Combined Results for Second Quarter 2020
Amounts represent Nesco Holdings and Custom Truck LP combined for second quarter 2021 and 2020.
•Total revenues were $375.1 million compared to $294.5 million of pro forma results for second quarter 2020, an increase of 27.4%
•Equipment sales revenue was $247.7 million compared to $167.8 million of pro forma results for second quarter 2020, an increase of 47.6%
•Equipment sales order backlog was $222.7 million compared to $82.9 million
•Rental revenues were $98.5 million compared to $96.1 million of pro forma results for second quarter 2020, an increase of 2.6%
•Fleet utilization was 81% compared to 71%, a 14% improvement
•Net loss was $129.4 million compared to $18.6 million of pro forma net loss for second quarter 2020, including $61.7 million in debt extinguishment charges, $24.6 million in transaction and integration related expenses and purchase accounting inventory mark-up amortization of $9.4 million
•Adjusted EBITDA was $70.2 million, after expensing $8.4 million of charges primarily related to increased reserves of leasing receivables and inventories, compared to $64.0 million of pro forma Adjusted EBITDA for second quarter 2020

“We are one quarter into the combination of Nesco and Custom Truck, and I couldn’t be happier with the progress we have made on integrating the two companies while continuing to deliver excellent results for our customers and shareholders” said Fred Ross, Chief Executive Officer of CTOS. “In addition, the tailwinds supporting our end markets are very strong, driving incredible demand for our products, both for rental and sales. While we are not completely immune to the current challenges related to supply chains and inflationary pressures, our scale, and our unique business model put us in the best position relative to our competition and ensure that we can continue to provide excellent customer service and create shareholder value.”

Summary Actual and Pro Forma Financial Results1
The summary combined financial data below for the three months ended June 30, 2021 presents actual results. The data for the three months ended June 30, 2020 and six months ended June 30, 2021 and 2020 is presented on a pro forma basis to give effect to the following as if they occurred on January 1, 2020: (i) the acquisition of Custom Truck LP and related impacts of purchase accounting, (ii) borrowings under the new debt structure and (iii) repayment of previously existing debt of Nesco Holdings and Custom Truck LP.

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s)	2021 Actual	2020 Pro Forma	2021 Pro Forma	2020 Pro Forma
Revenue	$375,111	$294,506	$769,881	$648,345
Gross profit	$46,690	$43,716	$139,406	$102,815
Net loss	$(129,356)	$(18,602)	$(51,284)	$(117,196)
Adjusted EBITDA[2]	$70,241	$63,998	$143,106	$137,547
1 - The above pro forma information is presented for the three month period ended June 30, 2020 and six month periods ended June 30, 2021 and 2020 in accordance with Article 11 of Regulation S-X. Pro forma information for the three months ended June 30, 2021 is not presented because the results of operations of Custom Truck LP have been included with those of the Company for that period. The information presented gives effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) borrowings under the 2029 Secured Notes and the ABL Facility used to repay certain debt in connection with the Acquisition, (iii) extinguishment of the Custom Truck LP Credit Facility and term loan assumed in the Acquisition and immediately repaid on the Closing Date, and (iv) extinguishment of Nesco’s 2019 Credit Facility and Nesco’s Senior Secured Notes due 2024 repaid in connection with the Acquisition. The pro forma information is not necessarily indicative of the Company’s results of operations had the Acquisition been completed on January 1, 2020, nor is it necessarily indicative of the Company’s future results. The pro forma information does not reflect any cost savings from operating efficiencies, synergies, or revenue opportunities that could result from the Acquisition.
2 - Adjusted EBITDA is a non-GAAP financial measure. Further information and reconciliations for our non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the U.S. ("GAAP") is included at the end of this press release.
Summary Financial Results by Segment — GAAP
Segment performance presented below for the three and six months ended June 30, 2021 include Custom Truck LP from April 1, 2021 to June 30, 2021. Segment performance for the three and six months ended June 30, 2020 represent those of Nesco Holdings and is not comparable.

Equipment Rental Solutions (ERS)

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s)	2021	2020	2021	2020
Rental revenue	$95,081	$43,025	$139,811	$90,078
Equipment sales	32,555	4,982	43,040	14,075
Total revenue	127,636	48,007	182,851	104,153
Cost of revenue, excluding depreciation	62,053	16,772	84,330	37,438
Depreciation of rental equipment	42,192	18,559	59,077	37,535
Total cost of revenue	104,245	35,331	143,407	74,973
Gross profit	$23,391	$12,676	$39,444	$29,180

Truck and Equipment Sales (TES)

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s)	2021	2020	2021	2020
Equipment sales	$215,120	$5,418	$222,622	$12,995
Cost of equipment sales	194,810	4,777	201,735	11,431
Gross profit	$20,310	$641	$20,887	$1,564

Aftermarket Parts and Services (APS)

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s)	2021	2020	2021	2020
Rental revenue	$3,458	$3,959	$7,017	$7,900
Parts and services revenue	28,897	11,097	40,920	25,176
Total revenue	32,355	15,056	47,937	33,076
Cost of revenue	28,379	10,894	39,413	23,802
Depreciation of rental equipment	987	1,137	1,946	2,273
Total cost of revenue	29,366	12,031	41,359	26,075
Gross profit	$2,989	$3,025	$6,578	$7,001

Summary Combined Non-GAAP Financial Results by Segment
The combined results by operating segment presented below are presented for the three and six month periods ended June 30, 2021 and 2020 as if Custom Truck LP and Nesco Holdings had operated together for all periods. This presentation excludes the impact of purchase accounting.

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s)	2021	2020	2021	2020
Equipment Rental Solutions (ERS)
Rental revenue	$95,081	$92,127	$191,784	$194,816
Rental equipment sales	32,555	30,163	91,713	82,247
Revenue	127,636	122,290	283,497	277,063
Cost of revenue	49,013	46,971	120,410	113,849
Depreciation of rental equipment	37,661	43,002	77,303	87,103
Gross profit	$40,962	$32,317	$85,784	$76,111
Gross profit, excluding rental equipment depreciation[1]	$78,623	$75,319	$163,087	$163,214
1 - Gross profit excluding rental equipment depreciation is a non-GAAP financial measure, which the Company calculates as segment gross profit plus depreciation of rental equipment.

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s)	2021	2020	2021	2020
Truck and Equipment Sales (TES)
Revenue	$215,120	$137,630	$419,905	$299,360
Cost of equipment sales	189,496	122,034	372,897	265,228
Gross profit	$25,624	$15,596	$47,008	$34,132

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s)	2021	2020	2021	2020
Aftermarket Parts and Services (APS)
Revenue	$32,355	$34,586	$66,480	$71,922
Cost of revenue	26,875	27,794	53,950	58,051
Gross profit	$5,480	$6,792	$12,530	$13,871

Summary Combined Operating Metrics
The combined operating metrics presented below are presented for the three and six month periods ended June 30, 2021 and 2020 as if Custom Truck LP and Nesco Holdings had operated together for all periods.

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s)	2021	2020	2021	2020
Average OEC on rent(a)	$1,084,709	$956,589	$1,066,318	$1,007,173
Fleet utilization(b)	81%	71%	80%	74%
OEC on rent yield(c)	38%	38%	37%	38%
Sales order backlog(d) (as of period end)	$222,661	$82,856	$222,661	$82,856
(a) Average OEC on rent — original equipment cost ("OEC") on rent is the original equipment cost of units rented to customers at a given point in time. Average OEC on rent is calculated as the weighted-average OEC on rent during the stated period.
(b) Fleet utilization — total number of days the rental equipment was rented during a specified period of time divided by the total number of days available during the same period and weighted based on OEC.
(c) OEC on rent yield (“ORY”) — a measure of return realized by our on rental fleet during a 12-month period. ORY is calculated as rental revenue (excluding freight recovery and ancillary fees) during the stated period divided by the Average OEC on Rent for the same period. For period less than 12 months, the ORY is adjusted to an annualized basis.
(d) Sales order backlog — purchase orders received for products expected to be shipped within the next 12 months, although shipment dates are subject to change due to design modifications or changes in other customer requirements. Order backlog should not be considered an accurate measure of future net sales.

Management Commentary
Management commentary below is based on the combined results of Custom Truck LP and Nesco Holdings for the three and six month periods ended June 30, 2021 and 2020 as if the companies had operated together for all periods.
Total revenue for CTOS in the second quarter was $375.1 million, an increase of 27.4% from the second quarter of 2020, driven by strong customer demand for new and used equipment following a period of tepid demand in 2020 that was impacted by the global health pandemic. Expectations related to infrastructure investments in T&D and Telecom have contributed to increased levels of customer buys, including rental equipment sales, which improved $2.4 million to $32.6 million as compared to $30.2 million in the second quarter of 2020. Sales of new and used equipment were $215.1 million compared to $137.6 million in the second quarter of 2020, an increase of 56.3%. Sales order backlog grew to $222.7 million compared to $82.9 million as of the end of the second quarter of 2020, and increase of 168.7%.
In our ERS segment, demand for equipment remained solid as combined rental revenue was $95.1 million compared to $92.1 million in the second quarter of 2020. Fleet utilization improved to 81% from 71%. Activity in the T&D sector, driven by renewable generation projects and aging-infrastructure improvement work, was somewhat tempered as elevated temperatures across North America has caused a shift in the normal seasonal uptick in grid work. While utilization improved steadily, rental revenue growth compared to the second quarter of 2020 continues to be negatively impacted by the size of the fleet, which was approximately $30 million smaller compared to last year. The decline in fleet size is a result of the strong customer buy-out demand we experienced in late 2020 and early 2021. Combined gross profit (excluding depreciation) in the segment was $78.6 million, representing a 4.4% increase, compared to $75.3 million in the second quarter of 2020. Higher levels of rental equipment sales, which on a combined basis represented 25.5% of total ERS segment revenue compared to 24.7% in the prior year, impacted the segment's gross profit growth. Increased maintenance activity on the rental fleet in the current period, which followed a curtailment of maintenance work in the prior year due to the global health pandemic, also affected gross profit growth.
On a combined basis, revenue in our APS segment was affected by the increase repair and maintenance activity on the rental fleet, which resulted in fewer in-house technician hours being available for outside service. Sluggish performance for the Nesco Holdings parts, tools and accessories business (formerly our "PTA" segment) also contributed to the decline. Segment revenue decreased by $2.2 million (or 6.5%) to $32.4 million as compared to $34.6 million in the second quarter of 2020. For the year-to-date period, segment revenue decreased by $5.4 million (or 7.6%) to $66.5 million as compared to $71.9 million in 2020.
Net loss was $129.4 million compared to pro forma net loss of $18.6 million for the second quarter of 2020 ($51.3 million pro forma compared to $117.2 million pro forma for the six-month period of 2020). Significant transaction related expenses were drivers of the increase for the quarterly and year-to-date periods.
Adjusted EBITDA on a combined basis was $70.2 million, which is not adjusted to exclude the expensing of $8.4 million in charges primarily related to increases in reserves of leasing receivables and inventories, compared to $64.0 million on a pro forma basis for the second quarter of 2020 ($143.1 million pro forma compared to $137.5 million pro forma for the six-month period of 2020). The increase in Adjusted EBITDA was largely driven by the strong improvement in new and used sales activity.
CTOS had cash and cash equivalents of $27.2 million as of June 30, 2021, and net debt outstanding, including capital leases, was $1.3 billion as of June 30, 2021. Availability under the senior secured credit facility was $355.2 million as of June 30, 2021. This compares to cash and cash equivalents of $27.0 million as of April 1, 2021, and net debt outstanding, including capital leases, of $1.4 billion as of April 1, 2021.
2021 Outlook
Based on the Company’s year-to-date results, current backlog and management’s outlook for the rental fleet for remainder of the year, the Company is providing full-year 2021 guidance for the first time since the closing of the Acquisition. This guidance is presented on an "as reported" basis, including only Custom Truck LP's results for the nine-month period from April 1, 2021 to December 31, 2021, as well as on a "combined" basis, as if Custom Truck LP and Nesco Holdings had operated together for the entirety of 2021. This guidance is subject to risks and uncertainties described in the "Forward-Looking Statements" section below. The guidance is presented below.

	2021 Outlook	2021 Combined Outlook
Total revenue	$1.10 billion - $1.20 billion	$1.50 billion - $1.55 billion
Adjusted EBITDA[1,2,3]	$270 million - $290 million	$320 million - $340 million
1 - Combined Outlook includes pro forma results for the quarter ended March 31, 2021.
2 - Management's guidance for Adjusted EBITDA is not adjusted to exclude the impact of $8.4 million of charges primarily related to the increases in reserves for leasing receivables and inventories.
3 - Management's guidance for Adjusted EBITDA excludes the purchase price adjustments recorded by the Company in the current quarterly and six-month period ended June 30, 2021, which adjustments consist of those certain reserve increases totaling $8.4 million relating to receivables and inventories. CTOS is not able to forecast net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, customer buyout requests on rentals with rental purchase options, income tax expense and changes in fair value of derivative financial instruments. Adjusted EBITDA should not be used to predict net income as the difference between the two measures is variable.

CONFERENCE CALL INFORMATION
The Company has scheduled a conference call at 5:00 P.M. Eastern Time on August 12, 2021, to discuss its second quarter 2021 financial results. A webcast will be publicly available investors.customtruck.com. To listen by phone, please dial 1-800-920-2986 or 1-212-231-2939. A replay of the call will be available until midnight, Thursday, August 19, 2021, by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 21996430.

ABOUT CTOS
CTOS is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. CTOS offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets, including electric lines, telecommunications networks and rail systems. The Company's coast-to-coast rental fleet of more than 8,800 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. For more information, please visit investors.customtruck.com.
FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management’s control, that could cause actual results or outcomes to differ materially from those discussed in this press release. This press release is based on certain assumptions that the Company's management has made in light of its experience in the industry, as well as the Company’s perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect the Company’s actual performance and results and could cause actual results to differ materially from those expressed in this press release. Important factors, among others, that may affect actual results or outcomes include: difficulty in integrating Nesco Holdings and Custom Truck LP businesses and fully realizing the anticipated benefits of the Acquisition; public health crisis such as the COVID-19 pandemic; the cyclicality of demand for our products and services and our vulnerability to industry, regional and national downturns, which impact, among others, our ability to manage our rental equipment; fluctuation of our revenue and operating results; our inability to obtain raw materials, component parts and/or finished goods in a timely and cost-effective manner; competition, which may have a material adverse effect on our business by reducing our ability to increase or maintain revenues or profitability; any further increase in the cost of new equipment that we purchase for use in our rental fleet or for our sales inventory; aging or obsolescence of our existing equipment, and the fluctuations of market value thereof; uncertainties in the success of our future acquisitions or integration of companies that we acquire; our inability to recruit and retain the experienced personnel we need to compete in our industries; further unionization of our workforce; disruptions in our information technology systems or a compromise of our system security, limiting our ability to effectively monitor and control our operations, adjust to changing market conditions, and implement strategic initiatives; unfavorable conditions in the capital and credit markets and our inability to obtain additional capital as required; our inability to renew our leases upon their expiration; our failure to keep pace with technological developments; our dependence on a limited number of manufacturers and suppliers and on third-party contractors to provide us with various services to assist us with conducting our business; risks related to our operations outside of the United States, including changes in local political or economic conditions, foreign exchange risks and compliance risks with local laws and regulations; potential impairment charges and our inability to collect on contracts with customers; failure of federal and state legislative and regulatory developments that encourage electric power transmission infrastructure spending to translate into demand for our equipment; material disruptions to our operation and manufacturing locations as a result of public health concerns, equipment failures, natural disasters, work stoppages, power outages or other reasons; changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations; our exposure to various risks related to legal proceedings or claims, and our failure to comply with relevant laws and regulations, including those related to occupational health and safety, environment and government contract; significant transaction and transition costs that we will continue to incur following the Acquisition; the interest of our majority shareholder, which may not be consistent with the other shareholders; our significant indebtedness, which may adversely affect our financial position, limit our available cash and our access to additional capital, prevent us from growing our business and increase our risk of default; significant operating and financial restrictions imposed by the agreements governing our existing debt; and uncertainties related to our variable rate indebtedness. For a more complete description of these and other possible risks and uncertainties, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.
INVESTOR CONTACT
Brian Perman, Vice President, Investor Relations
(844) 403-6138
investors@customtruck.com

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

The condensed consolidated statements of operations presented below for the three and six months ended June 30, 2021 include the results of Custom Truck LP from April 1, 2021 to June 30, 2021. The condensed consolidated statements of operations for the three and six months ended June 30, 2020 represent those of Nesco Holdings before the acquisition of Custom Truck LP and, therefore, are not comparable.

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s except per share data)	2021	2020	2021	2020
Revenue
Rental revenue	$98,539	$46,984	$146,828	$97,978
Equipment sales	247,675	10,400	265,662	27,070
Parts sales and services	28,897	11,097	40,920	25,176
Total Revenue	375,111	68,481	453,410	150,224
Cost of Revenue
Cost of rental revenue	29,013	14,906	45,941	29,392
Depreciation of rental equipment	43,179	19,696	61,023	39,808
Cost of equipment sales	229,339	8,313	243,004	22,695
Cost of parts sales and services	26,890	9,224	36,533	20,584
Total cost of revenue	328,421	52,139	386,501	112,479
Gross Profit	46,690	16,342	66,909	37,745
Operating Expenses
Selling, general and administrative expenses	51,264	11,754	63,314	24,193
Amortization	13,332	772	14,086	1,463
Non-rental depreciation	951	28	972	53
Transaction expenses and other	24,575	1,269	35,023	2,721
Total Operating Expenses	90,122	13,823	113,395	28,430
Operating (Loss) Income	(43,432)	2,519	(46,486)	9,315
Other Expense
Loss on extinguishment of debt	61,695	—	61,695	—
Interest expense, net	19,723	15,949	34,629	31,963
Financing and other expense (income)	(2,058)	783	3,799	6,804
Total other expense	79,360	16,732	100,123	38,767
Loss Before Income Taxes	(122,792)	(14,213)	(146,609)	(29,452)
Income Tax Expense (Benefit)	6,564	(1,063)	10,654	(333)
Net Loss	$(129,356)	$(13,150)	$(157,263)	$(29,119)

Basic and Diluted Net Loss Per Share	$(0.53)	$(0.27)	$(1.07)	$(0.59)

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

The condensed consolidated balance sheet as of June 30, 2021 presented below includes Custom Truck LP and, as of December 31, 2020, condensed consolidated balance sheet represents Nesco Holdings before the acquisition of Custom Truck LP and, therefore, is not comparable.

(in $000s)	June 30, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$27,210	$3,412
Accounts receivable, net	151,497	60,933
Financing receivables, net	22,334	—
Inventory	414,461	31,367
Prepaid expenses and other	15,639	7,530
Total current assets	631,141	103,242
Property and equipment, net	112,055	6,269
Rental equipment, net	865,976	335,812
Goodwill	680,295	238,052
Intangible assets, net	354,493	67,579
Deferred income taxes	—	16,952
Operating lease assets	38,249	—
Other assets	20,318	498
Total Assets	$2,702,527	$768,404
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$95,246	$31,829
Accrued expenses	52,395	31,991
Deferred revenue and customer deposits	21,300	975
Floor plan payables - trade	84,063	—
Floor plan payables - non-trade	168,263	—
Operating lease liabilities - current	4,967	—
Current maturities of long-term debt	6,037	1,280
Current portion of finance lease obligations	4,815	5,276
Total current liabilities	437,086	71,351
Long-term debt, net	1,304,284	715,858
Finance leases	6,976	5,250
Operating lease liabilities - noncurrent	33,493	—
Deferred income taxes	19,597	—
Derivative and warrants liabilities	27,203	7,012
Total long-term liabilities	1,391,553	728,120
Commitments and contingencies
Stockholders' Equity (Deficit)
Common stock	25	5
Treasury stock	(2,256)	—
Additional paid-in capital	1,499,371	434,917
Accumulated deficit	(623,252)	(465,989)
Total stockholders' equity (deficit)	873,888	(31,067)
Total Liabilities and Stockholders' Equity (Deficit)	$2,702,527	$768,404

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
The condensed consolidated statement of cash flows presented below for the six months ended June 30, 2021 includes the cash flows of Custom Truck LP from April 1, 2021 to June 30, 2021. The condensed consolidated statement of cash flows for the six months ended June 30, 2020 represents the cash flows of Nesco Holdings. These statements are not comparable.

	Six Months Ended June 30,
(in $000s)	2021	2020
Operating activities
Net loss	$(157,263)	$(29,119)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation and amortization	79,163	43,126
Amortization of debt issuance costs	2,239	1,515
Loss on extinguishment of debt	61,695	—
Provision for losses on accounts receivable	6,177	1,421
Share-based compensation	7,860	1,012
(Gain) loss on sale of rental equipment	2,882	(3,838)
Gain on insurance proceeds - damaged equipment	(650)	(233)
Change in fair value of derivative and warrants	6,880	6,767
Deferred tax expense (benefit)	9,849	979
Changes in assets and liabilities:
Accounts and financing receivables	(13,141)	10,935
Inventories	43,553	(4,313)
Prepaid expenses and other	(2,852)	(152)
Operating lease assets and liabilities	220	—
Accounts payable	11,937	(6,988)
Accrued expenses and other liabilities	(13)	(385)
Floor plan payables - trade, net	(6,927)	—
Customer deposits and deferred revenue	5,616	(1,058)
Net cash flow from operating activities	57,225	19,669
Investing activities
Acquisition of business, net of cash acquired	(1,334,285)	—
Purchases of rental equipment	(65,873)	(55,421)
Proceeds from sale of rental equipment	40,447	19,005
Insurance proceeds - damaged equipment	1,261	2,191
Other investing activities, net	(1,777)	(1,002)
Net cash flow from investing activities	(1,360,227)	(35,227)
Financing activities
Proceeds from debt	947,420	—
Proceeds from issuance of common stock	883,000	—
Payment of common stock issuance costs	(6,386)	—
Payment of premiums on debt extinguishment	(53,469)	—
Share-based payments	(586)	—
Borrowings under revolving credit facilities	441,084	37,574
Repayments under revolving credit facilities	(307,055)	(19,074)
Repayments of notes payable	(494,220)	(232)
Finance lease payments	(2,579)	(3,712)
Acquisition of inventory through floor plan payables - non-trade	84,619	—
Repayment of floor plan payables - non-trade	(130,334)	—
Payment of debt issuance costs	(34,694)	—
Net cash flow from financing activities	1,326,800	14,556
Net Change in Cash	23,798	(1,002)
Cash at Beginning of Period	3,412	6,302
Cash at End of Period	$27,210	$5,300

	Six Months Ended March 31,
(in $000s)	2021	2020
Supplemental Cash Flow Information
Cash paid for interest	$40,227	$29,502
Cash paid for income taxes	122	156
Non-Cash Investing and Financing Activities:
Non-cash consideration - acquisition of business	187,935	—
Transfer of inventory to rental equipment	4,052	5,203
Rental equipment and property and equipment purchases in accounts payable	298	2,316
Rental equipment sales in accounts receivable	2,077	2,453

CUSTOM TRUCK ONE SOURCE, INC.
NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We utilize these financial measures to manage our business on a day-to-day basis and some of these measures are commonly used in our industry to evaluate performance. We believe these non-GAAP measures provide investors expanded insight to assess performance, in addition to the standard GAAP-based financial measures. The press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described herein, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income/loss, net income/loss, earnings/loss per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.
Custom Truck LP became a wholly owned subsidiary of the Company on April 1, 2021. The Company's condensed consolidated financial statements prepared under GAAP include Custom Truck LP as of June 30, 2021 and for the period from April 1, 2021 to June 30, 2021. Information presented for the six months ended June 30, 2021 and for the three and six months ended June 30, 2020 are those of Nesco Holdings. Accordingly, the financial information presented under GAAP for the current periods is not comparable to those of corresponding prior periods. As a result, we have included information on a "combined basis" as further described below, which we believe provides for more meaningful year-over-year comparability.
Pro Forma Financial Information. The unaudited pro forma combined financial information presented on the subsequent pages give effect to the Company's acquisition of Custom Truck LP, as if the Acquisition had occurred on January 1, 2020, and are presented to facilitate comparisons with our results following the acquisition. This information has been prepared in accordance with Article 11 of the Regulation S-X. Such unaudited pro forma combined financial information also uses the estimated fair value of assets and liabilities on April 1, 2021, the closing date of the Acquisition, and makes the following assumptions: (1) removes acquisition-related costs and charges that were recognized in the Company's condensed consolidated financial statements in the three and six months ended June 30, 2021 and applies these costs and charges to the three and six months ended June 30, 2020, as if the transactions had occurred on January 1, 2020; (2) removes the loss on the extinguishment of debt that was recognized in the Company's condensed consolidated financial statements in the three and six months ended June 30, 2021 and applies the charge to the three and six months ended June 30, 2020, as if the debt extinguishment giving rise to the loss had occurred on January 1, 2020; (3) adjusts for the impacts of purchase accounting in the three and six months ended June 30, 2021 and 2020; (4) adjusts interest expense, including amortization of debt issuance costs, to reflect borrowings on the ABL Facility and issuance of the 2029 Senior Secured Notes, as if the funds had been borrowed on January 1, 2020 and used to repay pre-acquisition debt; and, (5) adjusts for the income tax effect using a tax rate of 25%.
Pro Forma Adjusted EBITDA. We present Pro Forma Adjusted EBITDA as if the Acquisition had occurred on January 1, 2020. Refer to the reconciliation of pro forma combined net loss to Pro Forma Adjusted EBITDA for the three and six-month periods ended June 30, 2021 and 2020 in this press release.
Combined Financial Results by Segment. We present financial results for each of our three segments on a combined basis, as if the Acquisition had occurred on January 1, 2020. This combined presentation differs from the presentation of pro forma financial information described above, in that our Combined Financial Results by Segment presentation excludes the impact of purchase accounting on segment revenues, cost of revenues and gross profit. Additionally, GAAP requires the results of acquired businesses to be included with those of the acquiring entity only from the date of acquisition; therefore, our presentation of Combined Financial Results by Segment for current and comparable prior periods (e.g. periods prior to the Acquisition) is a Non-GAAP basis of presentation. Because of the complimentary nature of the businesses of Custom Truck LP and Nesco Holdings, as well as the disparity in measures such as total revenue and total assets between Custom Truck LP and Nesco Holdings, we believe presenting the two entities on a combined basis for the three and six months ended June 30, 2021 and 2020 provides useful information to the users of our financial statements. Refer to the reconciliation of the combined segment data to the most comparable GAAP measure for the three and six months ended June 30, 2021 and 2020 in this press release.
Adjusted Net Working Capital. We present Adjusted Net Working Capital, which we define as total current assets excluding cash and cash equivalents, trade and financing receivables, and mark-up to inventory values from purchase accounting, less non-interest bearing current liabilities. The presentation of Adjusted Net Working Capital in this press release compares the measure of the Company as of June 30, 2021, which includes Custom Truck LP, to the same measure as if Nesco Holdings and Custom Truck LP had been combined on March 31, 2021 without further adjustments, which is a Non-GAAP basis of presentation.

CUSTOM TRUCK ONE SOURCE, INC.
SCHEDULE 1 — ADJUSTED EBITDA RECONCILIATION
(unaudited)

The Adjusted EBITDA Reconciliation presented below for the three and six months ended June 30, 2021 include the results of Custom Truck LP from April 1, 2021 to June 30, 2021. The Adjusted EBITDA Reconciliation for the three and six months ended June 30, 2020 represent those of Nesco Holdings and are not comparable.

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s)	2021 Actual	2020 Actual	2021 Actual	2020 Actual
Net loss	$(129,356)	$(13,150)	$(157,263)	$(29,119)
Interest expense	17,602	15,949	32,508	31,963
Income tax expense (benefit)	6,564	(1,063)	10,654	(333)
Depreciation and amortization	60,062	21,358	79,163	43,126
EBITDA	(45,128)	23,094	(34,938)	45,637
Adjustments:
Non-cash purchase accounting impact (1)	21,387	178	21,440	1,095
Transaction and process improvement costs (2)	24,601	1,639	35,345	3,718
Loss on extinguishment of debt (3)	61,695	—	61,695	—
Sales-type lease adjustment (4)	(510)	—	(510)	—
Share-based payments (5)	7,162	453	7,860	1,012
Change in fair value of derivative and warrants (6)	1,034	804	6,880	6,767
Adjusted EBITDA	$70,241	$26,168	$97,772	$58,229

Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for income taxes, depreciation and amortization, and further adjusted for non-cash purchase accounting impact, transaction and process improvement costs, including business integration expenses, share-based payments, the change in fair value of derivative instruments, sales-type lease adjustment, and other special charges that are not expected to recur. This non-GAAP measure is subject to certain limitations.

(1) Represents the non-cash impact of purchase accounting, net of accumulated depreciation, on the cost of equipment and inventory sold. The equipment and inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the equipment cost pursuant to our credit agreement.
(2) Represents transaction costs related to acquisitions of businesses, including post-acquisition integration costs. These expenses are comprised of professional consultancy, legal, tax and accounting fees. Also included are expenses associated with the integration of acquired businesses.
(3) Loss on extinguishment of debt represents a special charge, which is not expected to recur. Such charges are adjustments pursuant to our credit agreement.
(4) Represents the adjustment for the impact of sales-type lease accounting for certain leases containing rental purchase options (or "RPOs"), as the application of sales-type lease accounting is not deemed to be representative of the ongoing cash flows of the underlying rental contracts. This adjustment is made pursuant to our credit agreement.
(5) Represents non-cash stock compensation expense associated with the issuance of stock options and restricted stock units.
(6) Represents the charge to earnings for our interest rate collar and the change in fair value of the liability for warrants.

CUSTOM TRUCK ONE SOURCE, INC.
SCHEDULE 2 — RECONCILIATION OF COMBINED NON-GAAP FINANCIAL RESULTS BY SEGMENT
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s)	2021	2020	2021	2020
Equipment Rental Solutions (ERS)
Rental revenue, as reported	(a)	$43,025	$139,811	$90,078
Add: Custom Truck LP rental revenue (b)	(a)	49,102	51,973	104,738
Rental revenue, non-GAAP	(a)	$92,127	$191,784	$194,816
Rental equipment sales, as reported	(a)	$4,982	$43,040	$14,075
Add: Custom Truck LP equipment sales (b)	(a)	25,181	48,673	68,172
Equipment sales revenue, non-GAAP	(a)	$30,163	$91,713	$82,247
Cost of revenue, as reported	$62,053	$16,772	$84,330	$37,438
Add: Custom Truck LP cost of revenue (b)	—	30,199	49,120	76,411
Deduct: purchase accounting (c)	(13,040)	—	(13,040)	—
Cost of revenue, non-GAAP	$49,013	$46,971	$120,410	$113,849
Depreciation of rental equipment, as reported	$42,192	$18,559	$59,077	$37,535
Add: Custom Truck LP depreciation of rental equipment (b)	—	24,443	22,757	49,568
Deduct: purchase accounting (c)	(4,531)	—	(4,531)	—
Depreciation of rental equipment, non-GAAP	$37,661	$43,002	$77,303	$87,103
Truck and Equipment Sales (TES)
Revenue, as reported	(a)	$5,418	$222,622	$12,995
Add: Custom Truck LP revenue (b)	(a)	132,212	197,283	286,365
Revenue, non-GAAP	(a)	$137,630	$419,905	$299,360
Cost of equipment sales, as reported	$194,810	$4,777	$201,735	$11,431
Add: Custom Truck LP cost of equipment sales (b)	—	117,257	176,476	253,797
Deduct: purchase accounting (c)	(5,314)	—	(5,314)	—
Cost of equipment sales, non-GAAP	$189,496	$122,034	$372,897	$265,228
Aftermarket Parts and Services (APS)
Revenue, as reported	(a)	$15,056	$47,937	$33,076
Add: Custom Truck LP revenue (b)	(a)	19,530	18,543	38,846
Revenue, non-GAAP	(a)	$34,586	$66,480	$71,922
Cost of revenue, as reported	$29,366	$12,031	$41,359	$26,075
Add: Custom Truck LP cost of revenue (b)	—	15,763	15,082	31,976
Deduct: purchase accounting (c)	(2,491)	—	(2,491)	—
Cost of revenue, non-GAAP	$26,875	$27,794	$53,950	$58,051
(a) Revenue of Custom Truck LP has been included since the date of the Acquisition.
(b) Includes financial results of Custom Truck LP for the three and six months ended June 30, 2021 and 2020; excludes the impact of purchase accounting.
(c) Consolidated GAAP cost of revenue for the three and six months ended June 30, 2021 includes the impact of purchase accounting.

CUSTOM TRUCK ONE SOURCE, INC.
SCHEDULE 3 — ADJUSTED NET WORKING CAPITAL
(unaudited)

		Combined[1] March 31, 2021
(in $000s)	June 30, 2021
Current Assets
Cash and cash equivalents	$27,210	$8,429
Accounts receivable, net	151,497	150,458
Financing receivables, net	22,334	18,665
Inventory	414,461	443,500
Prepaid expenses and other	15,639	24,049
Total current assets	631,141	645,101
Current Liabilities
Accounts payable	95,246	86,960
Accrued expenses	52,395	55,793
Deferred revenue and customer deposits	21,300	14,839
Floor plan payables - trade	84,063	90,990
Floor plan payables - non-trade	168,263	213,978
Operating lease liabilities - current	4,967	—
Current maturities of long-term debt	6,037	13,456
Current portion of finance lease obligations	4,815	5,059
Total current liabilities	437,086	481,075
Working capital	194,055	164,026
Adjustments:
Cash and cash equivalents	(27,210)	(8,429)
Financing receivables, net	(22,334)	(18,665)
Impact of purchase accounting inventory mark-up	(9,883)	—
Current maturities of long-term debt	6,037	13,456
Current portion of finance lease obligations	4,815	5,059
Accrued interest expense	12,836	8,293
Adjusted net working capital	$158,316	$163,740

Adjusted Net Working Capital is a non-GAAP financial measure defined by the Company as total current assets excluding cash and cash equivalents, trade and financing receivables, mark-up to inventory values from purchase accounting, less non-interest bearing current liabilities. This non-GAAP measure is subject to certain limitations.

1 - The following table reconciles consolidated balance sheets of Nesco Holdings and Custom Truck LP as of March 31, 2021. Such information excludes the effects of the Acquisition and related financing transactions and, thus, is presented on a non-GAAP basis. This non-GAAP presentation is subject to certain limitations.

	Nesco Holdings March 31, 2021	Custom Truck LP March 31, 2021	Combined March 31, 2021
(in $000s)
Current Assets
Cash and cash equivalents	$3,191	$5,238	$8,429
Accounts receivable, net	54,415	96,043	150,458
Financing receivables, net	—	18,665	18,665
Inventory	33,665	409,835	443,500
Prepaid expenses and other	13,075	10,974	24,049
Total current assets	104,346	540,755	645,101
Current Liabilities
Accounts payable	27,972	58,988	86,960
Accrued expenses	30,156	25,637	55,793
Deferred revenue and customer deposits	776	14,063	14,839
Floor plan payables - trade	—	90,990	90,990
Floor plan payables - non-trade	—	213,978	213,978
Current maturities of long-term debt	1,111	12,345	13,456
Current portion of finance lease obligations	5,059	—	5,059
Total current liabilities	65,074	416,001	481,075

CUSTOM TRUCK ONE SOURCE, INC.
SCHEDULE 4 — SUPPLEMENTAL PRO FORMA INFORMATION
(unaudited)

Pro Forma Combined Statements of Operations — Three Months Ended June 30, 2021

(in $000s)	Custom Truck One Source, Inc.	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$98,539	$—		$98,539
Equipment sales	247,675	—		247,675
Parts sales and services	28,897	—		28,897
Total revenue	375,111	—		375,111
Cost of revenue	285,242	(9,388)	b	275,854
Depreciation of rental equipment	43,179	—		43,179
Total cost of revenue	328,421	(9,388)		319,033
Gross profit	46,690	9,388		56,078
Selling, general and administrative	51,264	—		51,264
Amortization	13,332	—		13,332
Non-rental depreciation	951	—		951
Transaction expenses and other	24,575	(24,575)	c	—
Total operating expenses	90,122	(24,575)		65,547
Operating income (loss)	(43,432)	33,963		(9,469)
Loss on extinguishment of debt	61,695	(61,695)	d	—
Interest expense, net	19,723	—		19,723
Finance and other expense (income)	(2,058)	—		(2,058)
Total other expense	79,360	(61,695)		17,665
Income (loss) before taxes	(122,792)	95,658		(27,134)
Taxes	6,564	23,915	e	30,479
Net income (loss)	$(129,356)	$71,743		$(57,613)
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition (ii) and extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes due 2024 repaid in connection with the Acquisition. The adjustments also give effect to transaction expenses directly attributable to the Acquisition.
b.Represents the elimination from cost of revenue, the run-off of the estimated step-up in fair value of inventory acquired that was recognized in the Company’s consolidated financial statements for the three months ended June 30, 2021. The impact of the step-up is reflected as an adjustment to the comparable prior period (e.g. June 30, 2020) as if the Acquisition had occurred on January 1, 2020.
c.Represents the elimination of transaction expenses recognized in the Company’s consolidated financial statements for the three months ended June 30, 2021. The expenses were directly attributable to the Acquisition and are reflected as adjustments to the comparable prior period (e.g. June 30, 2020) as if the Acquisition had occurred on January 1, 2020.
d.Represents the elimination of the loss on extinguishment of debt recognized in the Company’s consolidated financial statements for the three months ended June 30, 2021 as though the repayment of the 2019 Credit Facility and 2024 Secured Notes had occurred on January 1, 2020.
e.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Pro Forma Combined Statements of Operations — Three Months Ended June 30, 2020

(in $000s)	Nesco Holdings	Custom Truck LP	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$46,984	$49,103	$—		$96,087
Equipment sales	10,400	157,392	—		167,792
Parts sales and services	11,097	19,530	—		30,627
Total revenue	68,481	226,025	—		294,506
Cost of revenue	32,443	163,219	8,858	b	204,520
Depreciation of rental equipment	19,696	24,442	2,132	c	46,270
Total cost of revenue	52,139	187,661	10,990		250,790
Gross profit	16,342	38,364	(10,990)		43,716
Selling, general and administrative	11,754	27,341	—		39,095
Amortization	772	1,985	3,595	d	6,352
Non-rental depreciation	28	1,190	(354)	d	864
Transaction expenses and other	1,269	—	—		1,269
Total operating expenses	13,823	30,516	3,241		47,580
Operating income (loss)	2,519	7,848	(14,231)		(3,864)
Interest expense, net	15,949	13,237	(10,529)	e	18,657
Finance and other expense (income)	783	(2,713)	—		(1,930)
Total other expense	16,732	10,524	(10,529)		16,727
Income (loss) before taxes	(14,213)	(2,676)	(3,702)		(20,591)
Taxes	(1,063)	—	(926)	f	(1,989)
Net income (loss)	$(13,150)	$(2,676)	$(2,776)		$(18,602)
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) the extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes due 2024 repaid in connection with the Acquisition and (iii) the extinguishment of the outstanding borrowings of Custom Truck LP’s credit facility and term loan that was repaid on the closing of the Acquisition.
b.Represents adjustments to cost of revenue for (i) the run-off of the estimated step-up in fair value of inventory acquired and (ii) a reduction to depreciation expense for the difference between historical depreciation and estimated depreciation of the preliminary fair value of the property and equipment.
c.Represents the adjustment for depreciation of rental fleet relating to the estimated mark-up to fair value from purchase accounting as a result of the Acquisition.
d.Represents the differential in other amortization and depreciation related to the estimated fair value of the identified intangible assets from purchase accounting as a result of the Acquisition.
e.Reflects the differential in interest expense, inclusive of amortization of capitalized debt issuance costs, related to the Company’s debt structure after the Acquisition as though the following had occurred on January 1, 2020: (i) borrowings under the ABL Facility; (ii) repayment of the 2019 Credit Facility; (iii) repayment of 2024 Secured Notes; (iv) repayment of Custom Truck LP’s borrowings under its revolving credit and term loan facility; and, (v) borrowing under the 2029 Secured Notes.
f.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Pro Forma Combined Statements of Operations — Six Months Ended June 30, 2021

(in $000s)	Nesco Holdings	Custom Truck LP	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$90,561	$108,240	$—		$198,801
Equipment sales	27,572	484,045	—		511,617
Parts sales and services	23,226	36,237	—		59,463
Total revenue	141,359	628,522	—		769,881
Cost of revenue	74,924	470,387	(1,342)	b	543,969
Depreciation of rental equipment	33,358	45,891	7,257	c	86,506
Total cost of revenue	108,282	516,278	5,915		630,475
Gross profit	33,077	112,244	(5,915)		139,406
Selling, general and administrative	29,943	67,798	—		97,741
Amortization	8,508	1,990	9,170	d	19,668
Non-rental depreciation	42	2,241	(894)	d	1,389
Transaction expenses and other	28,539	11,738	(40,277)	e	—
Total operating expenses	67,032	83,767	(32,001)		118,798
Operating income (loss)	(33,955)	28,477	26,086		20,608
Loss on extinguishment of debt	61,695	—	(61,695)	f	—
Interest expense, net	32,054	12,567	(9,042)	g	35,579
Finance and other expense (income)	6,929	(5,476)	—		1,453
Total other expense	100,678	7,091	(70,737)		37,032
Income (loss) before taxes	(134,633)	21,386	96,823		(16,424)
Taxes	10,084	570	24,206	h	34,860
Net income (loss)	$(144,717)	$20,816	$72,617		$(51,284)
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) the extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes due 2024 repaid in connection with the Acquisition and (iii) the extinguishment of the outstanding borrowings of Custom Truck LP’s credit facility and term loan that was repaid on the closing of the Acquisition.
b.Represents adjustments to cost of revenue for a reduction to depreciation expense for the difference between historical depreciation and estimated depreciation of the preliminary fair value of the property and equipment.
c.Represents the adjustment for depreciation of rental fleet relating to the estimated mark-up to fair value from purchase accounting as a result of the Acquisition.
d.Represents the differential in other amortization and depreciation related to the estimated fair value of the identified intangible assets from purchase accounting as a result of the Acquisition.
e.Represents the elimination of transaction expenses recognized in the Company’s consolidated financial statements for the six months ended June 30, 2021. The expenses were directly attributable to the Acquisition and are reflected as adjustments to the comparable prior period (e.g. June 30, 2020) as if the Acquisition had occurred on January 1, 2020.
f.Represents the elimination of the loss on extinguishment of debt recognized in the Company’s consolidated financial statements for the six months ended June 30, 2021 as though the repayment of the 2019 Credit Facility and 2024 Secured Notes had occurred on January 1, 2020.
g.Reflects the differential in interest expense, inclusive of amortization of capitalized debt issuance costs, related to the Company’s debt structure after the Acquisition as though the following had occurred on January 1, 2020: (i) borrowings under the ABL Facility; (ii) repayment of the 2019 Credit Facility; (iii) repayment of 2024 Secured Notes; (iv) repayment of Custom Truck LP’s borrowings under its revolving credit and term loan facility; and, (v) borrowing under the 2029 Secured Notes.
h.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Pro Forma Combined Statements of Operations — Six Months Ended June 30, 2020

(in $000s)	Nesco Holdings	Custom Truck LP	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$97,978	$104,738	$—		$202,716
Equipment sales	27,070	354,537	—		381,607
Parts sales and services	25,176	38,846	—		64,022
Total revenue	150,224	498,121	—		648,345
Cost of revenue	72,671	362,184	17,719	b	452,574
Depreciation of rental equipment	39,808	49,568	3,580	c	92,956
Total cost of revenue	112,479	411,752	21,299		545,530
Gross profit	37,745	86,369	(21,299)		102,815
Selling, general and administrative	24,193	59,170	—		83,363
Amortization	1,463	4,398	6,762	d	12,623
Non-rental depreciation	53	2,375	(706)	d	1,722
Transaction expenses and other	2,721	—	40,277	e	42,998
Total operating expenses	28,430	65,943	46,333		140,706
Operating income (loss)	9,315	20,426	(67,632)		(37,891)
Loss on extinguishment of debt	—	—	61,695	f	61,695
Interest expense, net	31,963	32,937	(24,676)	g	40,224
Finance and other expense (income)	6,804	(2,922)	—		3,882
Total other expense	38,767	30,015	37,019		105,801
Income (loss) before taxes	(29,452)	(9,589)	(104,651)		(143,692)
Taxes	(333)	—	(26,163)	h	(26,496)
Net income (loss)	$(29,119)	$(9,589)	$(78,488)		$(117,196)
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) the extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes due 2024 repaid in connection with the Acquisition and (iii) the extinguishment of the outstanding borrowings of Custom Truck LP’s credit facility and term loan that was repaid on the closing of the Acquisition.
b.Represents adjustments to cost of revenue for (i) the run-off of the estimated step-up in fair value of inventory acquired and (ii) a reduction to depreciation expense for the difference between historical depreciation and estimated depreciation of the preliminary fair value of the property and equipment.
c.Represents the adjustment for depreciation of rental fleet relating to the estimated mark-up to fair value from purchase accounting as a result of the Acquisition.
d.Represents the differential in other amortization and depreciation related to the estimated fair value of the identified intangible assets from purchase accounting as a result of the Acquisition.
e.Represents transaction expenses directly attributable to the Acquisition as if the Acquisition had occurred on January 1, 2020.
f.Represents the loss on extinguishment of debt as though the repayment of the 2019 Credit Facility and 2024 Secured Notes had occurred on January 1, 2020.
g.Reflects the differential in interest expense, inclusive of amortization of capitalized debt issuance costs, related to the Company’s debt structure after the Acquisition as though the following had occurred on January 1, 2020: (i) borrowings under the ABL Facility; (ii) repayment of the 2019 Credit Facility; (iii) repayment of 2024 Secured Notes; (iv) repayment of Custom Truck LP’s borrowings under its revolving credit and term loan facility; and, (v) borrowing under the 2029 Secured Notes.
h.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Reconciliation of Pro Forma Net Loss to Pro Forma Adjusted EBITDA
The following table provides a reconciliation of pro forma net loss to pro forma Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s)	2021	2020	2021	2020
Net income (loss)	$(57,613)	$(18,602)	$(51,284)	$(117,196)
Interest expense	17,602	13,939	30,979	29,442
Income tax expense	30,479	(1,989)	34,860	(26,496)
Depreciation and amortization	60,062	55,957	111,887	112,223
EBITDA	50,530	49,305	126,442	(2,027)
Adjustments:
Non-cash purchase accounting impact	11,999	9,781	313	20,387
Transaction and process improvement costs	26	2,307	409	48,548
Loss on extinguishment of debt	—	—	—	61,695
Sales-type lease adjustment	(510)	886	645	256
Share-based payments	7,162	915	8,417	1,921
Change in fair value of derivative and warrants	1,034	804	6,880	6,767
Adjusted EBITDA	$70,241	$63,998	$143,106	$137,547